CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statements of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated September 16, 2015 (for the USAA Aggressive Growth Fund, the USAA Capital Growth Fund, the USAA First Start Growth Fund, the USAA Growth Fund, the USAA Growth & Income Fund, the USAA Intermediate-Term Bond Fund, the USAA Income Stock Fund, the USAA Money Market Fund, the USAA Small Capital Stock Fund, and the USAA Value Fund), September 17, 2015 (for the USAA Short Term Bond Fund and the USAA High Income Fund), September 21, 2015 (for the USAA Income Fund), and September 24, 2015 (for the USAA Science and Technology Fund) on the financial statements and financial highlights as of and for the periods ended July 31, 2015 in the Post-Effective Amendment Number 122 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
November 24, 2015